UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2015 (February 1, 2015)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	333-180356 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 24th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2015, the board of directors of RREEF Property Trust, Inc. (the “Company”) appointed Julianna S. Ingersoll, Eric M. Russell and Aimee E. Samford to serve as officers of the Company, with each to serve in the capacity set forth opposite his or her name below, effective as of February 3, 2015.

Executive Officer	Age	Position
Julianna S. Ingersoll	35	Chief Operating Officer and Executive Vice President
Eric M. Russell	49	Chief Financial Officer and Vice President
Aimee E. Samford	43	Secretary, Treasurer and Vice President

In connection with the appointment of Ms. Ingersoll, Mr. Russell and Ms. Samford to the positions set forth above, on February 2, 2015, the Company’s board of directors removed Ms. Ingersoll from her previous positions as the Company’s Chief Financial Officer and Vice President and removed Mr. Russell from his previous position as the Company’s Assistant Treasurer, effective as of February 3, 2015.

Biographical information with respect to Ms. Ingersoll, Mr. Russell and Ms. Samford is set forth below:

Julianna S. Ingersoll has served as the Company’s Chief Operating Officer and Executive Vice President since February 2015. In this role, Ms. Ingersoll oversees business development, operations and finance for the Company, including external and internal sales, relations with third party distributors, product development, and strategy. Ms. Ingersoll previously served as the Company’s Chief Financial Officer and Vice President from February 2012 to February 2015. Ms. Ingersoll has also served as a Director, Real Estate Retail Products, Americas, of Deutsche Asset & Wealth Management (“Deutsche AWM”), a division of Deutsche Bank A.G. (“Deutsche Bank”), since February 2012. Prior to this position, Ms. Ingersoll was a Vice President of Business Development for RREEF Real Estate, currently RREEF America L.L.C., the Company’s sponsor, which, together with its affiliates in Europe and Asia, comprises the global real estate investment business of Deutsche AWM, from November 2007 to February 2012, where she sourced, underwrote and executed strategic transactions. Prior to joining RREEF Real Estate, she held various positions with Deutsche Bank. From May 2006 to November 2007, Ms. Ingersoll served as Vice President of the Residential Mortgage-Backed Securities group of Deutsche Bank, where she was responsible for sourcing, underwriting and executing strategic acquisitions and joint ventures. From 2004 to 2006, she served as an Associate and Vice President of the Corporate Investments group of Deutsche Bank, where she was responsible for sourcing and executing strategic acquisitions and divestitures. From 2003 to 2004, she served as an Analyst for the Corporate Investments group of Deutsche Bank. Ms. Ingersoll joined Deutsche Bank in June 2001 as an analyst for the Technology Investment Banking team. Ms. Ingersoll holds a B.S. in Business Administration from Washington & Lee University.

Eric M. Russell has served as the Company’s Chief Financial Officer and Vice President since February 2015. Mr. Russell previously served as the Company’s Assistant Treasurer from May 2013 to February 2015. He has served as a Director and Controller, RREEF Real Estate Fund Finance, Americas, Deutsche AWM since 2011 and as Vice President and Controller, RREEF Real Estate Fund Finance since 2000. During his tenure, Mr. Russell presided over RREEF Property Trust since November 2012 and previously presided over a large separate account with a peak size of USD 4.5 billion, a separate account focused on ground-up development and a private foreign investor owned REIT of approximately USD 1 billion in size. In these roles, Mr. Russell oversaw all financial reporting, fund accounting, tax compliance and loan compliance. Prior to joining RREEF Real Estate, Mr. Russell served as an Accounting Manager and Assistant Controller at iStar Financial, Inc., a publicly traded REIT, from 1996 to 2000. From 1994 to 1996, he worked as a Controller at Sierra National Home Warranty Corporation, a publicly traded company. Mr. Russell served as a Senior Auditor at Grant Thornton LLP from 1992 to 1994 and a Staff Auditor from 1991 to 1992. Mr. Russell holds a B.S. in Atmospheric Science from the University of California, Davis and is a certified public accountant (inactive).

Aimee E. Samford has served as the Company's Treasurer since February 2015, and has served as the Company's Vice President and Secretary since November 2012. Ms. Samford has also served, and continues to serve, as a Director and Chief Operating Officer, Real Estate, Americas, for Deutsche AWM's real estate business within Alternatives and Real Assets since September 2011. From 2005 to September 2011, Ms. Samford was a Director in RREEF Real Estate’s Strategic Planning and Analysis group. From 2004 to 2005, she was a Director in Corporate Finance. From 2001 to 2004, Ms. Samford was a Vice President, Assistant Controller and Corporate Controller of Deutsche AWM's real estate business. She joined Deutsche AWM's real estate business in 1998 as a Manager of Corporate Finance. From 1996 until joining Deutsche AWM's real estate business in 1998, Ms. Samford was a Financial Analyst at Mattel, Inc. From 1993 to 1996, she served as an Audit and Tax Professional at Deloitte & Touche LLP. Ms. Samford holds a B.A. in Business Economics from the University of California, Los Angeles and is a certified public accountant (inactive).

On February 1, 2015, Neal P. Armstrong resigned from his positions as Vice President and Treasurer of the Company, effective as of February 1, 2015. Mr. Armstrong did not have any disagreements with the Company on any matters related to the Company's operations, policies or practices.

Item 8.01	Other Events.

On February 2, 2015, Deutsche AWM, which includes RREEF America L.L.C., the Company's sponsor and advisor (the "Advisor"), announced that it has signed an agreement (the "Services Agreement") with Bank of New York Mellon Corporation ("BNY Mellon") whereby BNY Mellon will provide real estate and infrastructure fund administration services to Deutsche AWM. Pursuant to the Services Agreement, Deutsche AWM will outsource its direct real estate and infrastructure fund finance, fund accounting, asset management accounting, and client and financial reporting functions to BNY Mellon.

With respect to the Company, BNY Mellon, which is unaffiliated with the Company, will provide the fund accounting and reporting, asset management accounting and fund administration services that were previously performed by the Advisor; provided that the Advisor will remain ultimately responsible for the performance of all such services for the Company pursuant to the terms of the advisory agreement between the Company and the Advisor. As part of the services provided by BNY Mellon, under the supervision of the Advisor, BNY Mellon will calculate the Company’s daily NAV in accordance with the valuation guidelines established by the Company's board of directors.

On February 5, 2015, the Company issued a press release regarding the Company’s new officer appointments discussed above and the Services Agreement, a copy of which is attached as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

Exhibit        Description

99.1        Press Release, dated February 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric M. Russell
Name:	Eric M. Russell
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: February 5, 2015

EXHIBIT INDEX

Exhibit        Description

99.1        Press Release, dated February 5, 2015